Exhibit 10.15
THIRD AMENDMENT TO
KAMAN CORPORATION EMPLOYEES STOCK PURCHASE PLAN
(As Amended and Restated Through October 12, 2010)

THIS AMENDMENT made by Kaman Corporation for the purpose of amending the Kaman Corporation Employees Stock Purchase Plan,
WITNESSETH:
WHEREAS, Kaman Corporation (the “Corporation”) originally adopted the Kaman Corporation Employees Stock Purchase Plan on February 28, 1989, which has been amended and restated from time to time, including most recently through October 12, 2010, and further amended by a First Amendment dated February 20, 2012, and a Second Amendment dated February 21, 2013 (as amended and restated, the “Plan”); and

WHEREAS, the Corporation reserved the right, in Section 21 of the Plan, to amend the Plan; and

WHEREAS, the Corporation now wishes to amend the Plan in the particulars set forth below; and

NOW, THEREFORE, the Corporation hereby amends the Plan as follows, as of January 1, 2014, in the following particulars:

1.    The words “prior year commissions” shall be deleted where they appear in Sections 6 and 10 and replaced with the words “commissions paid during the current year”.

EXCEPT AS AMENDED HEREIN, the terms, conditions and provisions of the Plan as amended are confirmed and remain unchanged.

IN WITNESS WHEREOF, Kaman Corporation has caused this Amendment to be executed on its behalf by its duly authorized officer this 12th day of December, 2013.

ATTEST:                            KAMAN CORPORATION

By:	/s/ Shawn G. Lisle	By:	/s/ Robert D. Starr
	Shawn Lisle		Robert D. Starr
	Senior Vice President, General		Senior Vice President and Chief
	Counsel and Assistant Secretary		Financial Officer